EXHIBIT (32.1)
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of PeopleSupport, Inc. (the “Company”) on Form 10-K/A for the period ending December 31, 2006, as filed with the SEC on the date hereof (the “Report”), I, Lance Rosenzweig, Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

/s/  Lance Rosenzweig
Lance Rosenzweig
Chairman of the Board of Directors,
President and Chief Executive Officer

April 5, 2007